UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of the 1996 Equity Incentive Plan
At our annual meeting of stockholders held on May 28, 2009, our stockholders approved an amendment and restatement (the “Amendment”) of our 1996 Equity Incentive Plan (the “1996 Plan”). The Amendment: (i) increased the aggregate number of shares our Class A common stock immediately available for issuance by 3,000,000 shares to an aggregate of 13,000,000 shares, subject to adjustment for stock-splits and similar changes, (ii) amended the 1996 Plan to specifically allow for the repricing of previously granted options, (iii) revised the definition of “Fair Market Value,” and (iv) amended the 1996 Plan to permit us to issue incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, until the tenth anniversary of the approval of the Amendment.
The Amendment was previously adopted by our Board of Directors, subject to stockholder approval, and became effective upon the receipt of stockholder approval on May 28, 2009.
The foregoing description of the Amendment is subject to, and qualified in its entirety by reference to, the full text of the 1996 Plan, as amended and restated, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

10.1	Amended and Restated 1996 Equity Incentive Plan of Lamar Advertising Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2009	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amended and Restated 1996 Equity Incentive Plan of Lamar Advertising Company.